UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 27, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12300 North Grant Street

Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into Material Definitive Agreement

On September 27, 2005, Fischer Imaging Corporation (“Fischer”) entered into an Amendment to Lease Agreement (the “Amendment”) with JN Properties, Fischer’s landlord and a company controlled by Morgan Nields, a substantial stockholder and former director, chair of the Board, chief executive officer and chief technology officer of Fischer.  The Amendment provides for the amendment of the Lease dated July 31, 1992 between Fischer and JN Properties (the “Lease”) to allow for the early termination of the Lease within 60 days of written notice from Fischer of intent to vacate or May 31, 2006, whichever is earlier.  Fischer will continue to pay the current rental rate and comply with other terms and conditions of the Lease during the period prior to termination of the Lease.  In exchange for the above and subject to the condition subsequent of the consummation of the transaction contemplated by the Asset Purchase Agreement dated June 22, 2005 between Fischer and Hologic, Inc. (the “Hologic Agreement”), Fischer has agreed to pay to JN Properties $4 million (the “Amendment Fee”) plus certain accrued 2005 taxes immediately following the closing of the Hologic transaction.  The Amendment will be terminated and be of no further force and effect if the Hologic Agreement is terminated prior to its consummation or Fischer fails to pay the Amendment Fee and the 2005 tax payment as provided in the Amendment.  In the Amendment, JN Properties granted its consent to the transactions contemplated by the Hologic Agreement.

Also on September 27, 2005, Fischer entered into a Voting and Support Agreement with Morgan Nields and the Robert L. Nields Trust and the Florence Wesson Nields Trust, two trusts for which Mr. Nields is a co-trustee (the “Stockholders”).  The Agreement provides that the Stockholders will, at the special stockholders meeting scheduled for September 28, 2005 or any adjournment thereof that occurs prior to October 5, 2005, vote all shares beneficially owned by them (the “Shares”) in favor of approval of the Hologic Agreement.  The Agreement grants to Fischer designees an irrevocable proxy to vote the Shares as provided in the Agreement.

ITEM 9.01 – Financial Statements and Exhibits

(c)  Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Amendment to Lease dated September 27, 2005 between Fischer and JN Properties
10.2	Voting and Support Agreement dated September 27, 2005 among Fischer, Morgan Nields, the Robert L. Nields Trust and the Florence Wesson Nields Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: September 27, 2005	By:	/s/ David Kirwan
	Name:	David Kirwan
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amendment to Lease dated September 27, 2005 between Fischer and JN Properties
10.2	Voting and Support Agreement dated September 27, 2005 among Fischer, Morgan Nields, the Robert L. Nields Trust and the Florence Wesson Nields Trust